Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of SouthState Corporation:

●	Form S-3 No. 333-223489 pertaining to the Shelf Registration Statement
●	Form S-8 No. 333-231176 pertaining to SouthState Corporation 2019 Omnibus Incentive Plan
●	Form S-8 No. 333-251017 pertaining to SouthState Corporation Amended and Restated 2002 Employee Stock Purchase Plan
●	Form S-8 No. 333-249759 pertaining to SouthState Corporation 2020 Omnibus Incentive Plans
●	Form S-8 No. 333-249167 pertaining to SouthState Corporation Non-Employee Directors Deferred Income Plan
●	Form S-8 No. 333-240317 pertaining to SouthState Corporation Deferred Income Plan
●	Form S-8 No. 333-239028 pertaining to various Incentive Plans assumed by SouthState Corporation during the merger with CenterState Bank Corporation on June 7, 2020
●	Form S-8 No. 333-263173 pertaining to various Incentive Plans assumed by SouthState Corporation during the merger with Atlantic Capital Bancshare, Inc. on March 1, 2022
●	Form S-8 No. 333-279205 pertaining to SouthState Corporation Amended and Restated 2020 Omnibus Incentive Plan

of our report dated February 21, 2025, relating to the consolidated financial statements of Independent Bank Group, Inc. appearing in this Current Report on Form 8-K/A of SouthState Corporation.

/s/ RSM US LLP

Dallas, Texas

March 5, 2025